Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY
FOR MORE INFORMATION CONTACT:	Ted Peters, Chairman
610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Strong Net Income Growth for

The Fourth Quarter 2009 and the Full Year

BRYN MAWR, Pa. January 28, 2010 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the Corporation earned fourth quarter 2009 diluted earnings per share of $0.30 and net income of $2.64 million, an increase of $0.18 per share or 150.0%, and an increase of $1.63 million or 161.9% over the fourth quarter of 2008 diluted earnings per share of $0.12 and net income of $1.01 million. The Corporation reported twelve month 2009 diluted earnings per share of $1.18 compared to $1.08 for 2008, an increase of 9.3%. Net income for the year ended December 31, 2009 was $10.34 million compared to $9.33 million one year ago, an increase of 10.9%

Ted Peters, Chairman and Chief Executive Officer, stated “Given the difficult economic environment that the Bank and its customers are operating in, we were pleased with the financial results for both the fourth quarter and the full year. In addition, our Wealth assets under management and supervision increased to approximately $2.9 billion from a low of approximately $2.0 billion at the end of the first quarter. Our two new initiatives – Bryn Mawr Trust Company of Delaware and BMT Asset Management – gathered approximately $500 million of new assets between them.”

Peters continued, “We are excited that First Keystone Financial, Inc. and its operating subsidiary, First Keystone Bank has decided to partner with Bryn Mawr Trust. The combination of the two institutions will make us the largest community bank in Delaware County. First Keystone Bank has a rich history of community banking and client service and will be a key element to our future success.”

The proposed merger is subject to certain conditions, including, among others, approval by shareholders of First Keystone Financial, Inc., governmental filings and regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties in the Agreement and Plan of Merger between the Corporation and First Keystone Financial, Inc. (“Merger Agreement”), absence of a material adverse effect pursuant to the Merger Agreement, receipt of material permits and authorizations for the lawful consummation of merger of First Keystone Financial, Inc. into the Corporation, and First Keystone Bank into the Bank (via a two step merger). First Keystone Financial, Inc.’s shareholders are scheduled to vote on the Merger Agreement and the transactions contemplated thereby at a special meeting of shareholders on March 2, 2010. Assuming all of the necessary conditions are met, the Corporation expects to close the transactions contemplated by the Merger Agreement in the third quarter of 2010.

SIGNIFICANT ITEMS FOR THE QUARTER

•

Total Wealth Management Assets at December 31, 2009 were approximately $2.9 billion, up $160.3 million or 5.9% from the third quarter of 2009, and up $724.7 million or 33.8% from December 31, 2008 due in part to improvements in the financial markets, new brokerage business, the strong performance of The Bryn Mawr Trust Company of Delaware and new relationships and accounts in the Wealth Management division.

•

Revenue from Wealth Management services for the fourth quarter of 2009 was $3.6 million, up 4.0% from third quarter 2009 revenue of $3.5 million and slightly down from fourth quarter 2008 revenue of $3.7 million. For the twelve month period ending December 31, 2009, revenue from Wealth Management services was $14.2 million, up 2.4% from $13.8 million in the same period last year.

•	Deposit levels were $937.8 million at December 31, 2009, up $38.4 million or 4.3% from September 30, 2009, and up $68.4 million or 7.9% from December 31, 2008 as branch activity remains strong.

•

Total year end portfolio loan and lease balances of $885.7 million were down 1.5% or $13.8 million compared to $899.6 million at December 31, 2008 as construction loans decreased $20.0 million or 34.2%, leases declined $11.6 million or 19.5%, and residential mortgages declined $21.9 million or 16.5%. The decline in the construction loan and lease balances was due to Management’s decision to limit exposure to those sections of the loan and lease portfolio. Partially offsetting these decreases were increases from December 31, 2008 in home equity lines and loans in our local market area of $23.3 million or 15.1% and commercial mortgages of $15.3 million or 6.1%.

•

The tax equivalent net interest margin was 3.85% for the fourth quarter of 2009, up 13 basis points from the third quarter 2009 and 22 basis points from the fourth quarter of 2008 primarily due to lower deposit rates, reductions in wholesale and time deposit balances, lower variable rates on subordinated debt and interest rate floors and prudent pricing in the loan portfolio.

•	Net interest income for the fourth quarter of 2009 was $10.9 million, up $1.4 million or 14.6% from the same period in 2008 due largely to an increase in the margin and higher volume.

•

The Corporation’s investment portfolio increased from a fair market value of $108.3 million at December 31, 2008 to $208.2 million at December 31, 2009 due largely to deployment of cash inflows from strong growth in deposits and the reduction in the loan portfolio. There was no other than temporary impairment (“OTTI”) charge recorded in 2009 or 2008.

•

Investment securities gains of $603 thousand were recorded during the quarter ended December 31, 2009. These gains primarily resulted from reducing exposure to certain agency securities and reducing individual company exposure in specific corporate bonds. Investment securities gains for 2009 were $1.9 million compared to $230 thousand for 2008.

•

Revenue from the sale of residential mortgage loans for the quarter ended December 31, 2009 was $859 thousand, substantially lower than the windfall production in the first and second quarters of 2009, but higher than the fourth quarter of 2008 when revenue was $293 thousand. Revenue on the sale of residential mortgage loans for the twelve month period ended December 31, 2009 was $6.0 million compared to $1.3 million for 2008.

•

At December 31, 2009, the allowance for loan and lease losses of $10.4 million was 1.18% of portfolio loans and leases compared with $10.3 million or 1.16% and $10.3 million or 1.15% at September 30, 2009 and December 31, 2008, respectively.

•	The provision for loan and lease losses for the twelve months ended December 31, 2009 was $6.9 million compared to $5.6 million for 2008.

•

Trends within the leasing portfolio have shown improvement as quarterly net charge-offs have continually decreased from $1.6 million in the fourth quarter of 2008 to $763 thousand in the fourth quarter of 2009.

•

Non-performing loans and leases are 80 basis points of total portfolio loans and leases at December 31, 2009. The level of non-performing loans and leases has increased from 78 basis points at September 30, 2009 and from 65 basis points at December 31, 2008 primarily due to the economic environment. The majority of these loans are adequately secured by collateral that can substantially liquidate the associated debt.

•

Non-interest expense increased in the fourth quarter of 2009 compared to the third quarter of 2009 and fourth quarter of 2008, primarily as a result of due diligence and merger related expenses, professional fees and FDIC insurance.

•

Salaries and wages for the twelve months ended December 31, 2009 were $22.3 million which includes residential mortgage incentive pay. The quarterly run rate for salaries and wages in 2010 is expected to be approximately $5.7 million which includes several new BMT Asset Management hires.

•

At December 31, 2009, the Corporation had an unused borrowing capacity of $303 million at the Federal Home Loan Bank of Pittsburgh, $55 million at the Federal Reserve and $75 million of Fed Funds lines. Additionally, liquidity remains strong with approximately $38 million at the Federal Reserve and $18 million in money market funds at December 31, 2009.

Regulatory Capital Ratios:

	Regulatory Minimum to be Well Capitalized	Actual 12/31/2009	Actual 12/31/2008
Bryn Mawr Trust Company Consolidated
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.06%	8.49%
Total (Tier II) Capital to RWA	10.00%	12.20%	10.98%
Tier I Leverage Ratio	5.00%	8.03%	7.70%

Bryn Mawr Bank Corporation
Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.41%	8.81%
Total (Tier II) Capital to RWA	10.00%	12.53%	11.29%
Tier I Leverage Ratio	5.00%	8.35%	8.03%
Tangible Common Equity Ratio	N/A	7.51%	7.13%

Capital ratios at December 31, 2009 are all higher then the year ago period primarily due to retained earnings, a 2009 addition of $7.5 million in subordinated debt and approximately $3.7 million in equity capital, partially offset by an increase in goodwill.

DIVIDEND DECLARED

On January 28, 2010, the Corporation’s Board of Directors declared a quarterly dividend of $0.14 per share, payable March 1, 2010 to shareholders of record as of February 8, 2010.

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, January 29, 2010. Interested parties may participate by calling 800-860-2442, conference #436746, at 8:30 a.m. EDT. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through February 13, 2010. The number to call for the taped replay is 877-344-7529 and the Replay Passcode is 436746.

The conference call will be simultaneously broadcast live over the Internet through a web cast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the web cast will be available within two hours of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; and other factors as described in our securities filings. All forward-looking statements and information made herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

Where to Find More Information About the First Keystone Financial, Inc. Merger

The Corporation has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 concerning the proposed merger of First Keystone Financial, Inc. into the Corporation (the “Merger”). The Registration Statement includes a prospectus for the offer and sale of the Corporation’s Common Shares to First Keystone Financial, Inc.’s shareholders as well as a proxy statement for the solicitation of proxies from First Keystone Financial, Inc.’s shareholders for use at the meeting at which the Merger will be voted upon. The combined prospectus and proxy statement and other documents filed by the Corporation with the SEC contain important information about the Corporation, First Keystone Financial, Inc., and the Merger. We urge investors and First Keystone Financial, Inc.’s shareholders to read carefully the combined prospectus and proxy statement and other documents filed with the SEC, including any amendments or supplements also filed with the SEC. First Keystone Financial, Inc.’s shareholders in particular should read the combined prospectus and proxy statement carefully before making a decision concerning the Merger. Investors and shareholders may obtain a free copy of the combined prospectus and proxy statement – along with other filings containing information about the Corporation – at the SEC’s website at http://www.sec.gov. Copies of the combined prospectus and proxy statement, and the filings with the SEC incorporated by reference in the combined prospectus and proxy statement, can also be obtained free of charge by directing a request to Bryn Mawr Bank Corporation, 801 Lancaster Avenue, Bryn Mawr, PA 19010, attention Robert Ricciardi, Secretary, telephone (610) 526-2059.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

# # # #

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

December 31, 2009

(unaudited)

	For The Three Months Ended
	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008

Interest income	$14,191	$14,186	$14,222	$14,293	$14,838
Interest expense	2,984	3,557	4,004	4,446	5,050
Subordinated debt	282	299	306	221	257

Net interest income	10,925	10,330	9,912	9,626	9,531
Provision for loan and lease losses	1,302	2,305	1,686	1,591	2,898

Net interest income after provision for loan and lease losses	9,623	8,025	8,226	8,035	6,633

Fees for wealth management services	3,597	3,457	3,620	3,504	3,695
Loan servicing and late fees	386	367	343	291	281
Service charges on deposits	504	493	491	463	455
Net gain on sale of residential mortgage loans	859	760	2,516	1,877	293
Net gain on sale of investments	603	848	—	472	8
Net gain on trading investment	15	161	79	—	—
Other operating income	577	557	752	878	533

Non-interest income	6,541	6,643	7,801	7,485	5,265

Salaries and wages	5,848	5,322	5,626	5,479	4,700
Employee benefits	1,253	1,281	1,462	1,582	912
Occupancy and bank premises	911	893	906	927	922
Furniture fixtures and equipment	575	634	612	586	632
Advertising	310	196	346	232	356
(Recovery) / impairment of mortgage servicing rights	(174)	(51)	(115)	204	638
Amortization of mortgage servicing rights	215	186	256	195	81
Intangible asset amortization	77	77	77	77	77
FDIC insurance	290	265	357	322	138
FDIC insurance special assessment	—	—	540	—	—
Due diligence / merger related expense	531	85	—	—	40
Professional fees	702	419	494	393	441
Other expenses	1,560	1,382	1,726	1,471	1,509

Non-interest expense	12,098	10,689	12,287	11,468	10,446

Income before income taxes	4,066	3,979	3,740	4,052	1,452
Income tax expense	1,429	1,360	1,291	1,420	445

Net income	$2,637	$2,619	$2,449	$2,632	$1,007

Per share data:
Weighted average shares outstanding	8,794,602	8,782,632	8,745,708	8,602,406	8,585,914
Dilutive potential common shares	9,112	17,664	21,601	18,498	41,254

Adjusted weighted average dilutive shares	8,803,714	8,800,296	8,767,309	8,620,904	8,627,168

Basic earnings per common share	$0.30	$0.30	$0.28	$0.31	$0.12

Diluted earnings per common share	$0.30	$0.30	$0.28	$0.31	$0.12

Dividend declared per share	$0.14	$0.14	$0.14	$0.14	$0.14

Effective tax rate	35.1%	34.2%	34.5%	35.0%	30.6%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

December 31, 2009

(unaudited)

	For The Twelve Months Ended
	Dec 31, 2009	Dec 31, 2008

Interest income	$56,892	$57,934
Interest expense	14,991	20,388
Subordinated debt	1,108	408

Net interest income	40,793	37,138
Provision for loan and lease losses	6,884	5,596

Net interest income after provision for loan and lease losses	33,909	31,542

Fees for wealth management services	14,178	13,842
Loan servicing and late fees	1,387	1,194
Service charges on deposits	1,951	1,685
Net gain on sale of residential mortgage loans	6,012	1,275
Net gain on sale of investments	1,923	230
Net gain on trading investment	255	—
BOLI income	—	261
Interest rate floor income	—	268
Other operating income	2,764	2,717

Non-interest income	28,470	21,472

Salaries and wages	22,275	18,989
Employee benefits	5,578	4,172
Occupancy and bank premises	3,637	3,165
Furniture fixtures and equipment	2,407	2,324
Advertising	1,084	1,115
(Recovery) / impairment of mortgage servicing rights	(137)	668
Amortization of mortgage servicing rights	853	367
Intangible asset amortization	308	141
FDIC insurance	1,234	472
FDIC insurance - special assessment	540	—
Due diligence / merger related expense	616	156
Professional fees	2,008	1,550
Other expenses	6,139	5,557

Non-interest expense	46,542	38,676

Income before income taxes	15,837	14,338
Income tax expense	5,500	5,013

Net income	$10,337	$9,325

Per share data:
Weighted average shares outstanding	8,732,004	8,566,938
Dilutive potential common shares	16,719	34,233

Adjusted weighted average shares	8,748,723	8,601,171

Basic earnings per common share	$1.18	$1.09

Diluted earnings per common share	$1.18	$1.08

Dividend declared per share	$0.56	$0.54

Effective tax rate	34.7%	35.0%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

December 31, 2009

(unaudited)

For the period end:	2009 4Q	2009 3Q	2009 2Q	2009 1Q	2008 4Q
Asset Quality Data

Nonaccrual loans and leases	$6,439	$5,921	$2,913	$3,251	$5,303
90 + days past due loans - still accruing	668	1,013	746	744	504

Nonperforming loans and leases	7,107	6,934	3,659	3,995	5,807
Other non-performing assets	1,025	1,521	1,897	1,311	—

Nonperforming assets	$8,132	$8,455	$5,556	$5,306	$5,807

Nonperforming loans and leases / portfolio loans	0.80%	0.78%	0.41%	0.45%	0.65%
Nonperforming assets / assets	0.66%	0.71%	0.47%	0.45%	0.50%

Net loan and lease charge-offs (annualized)/ average loans	0.53%	1.08%	0.64%	0.80%	0.71%

Delinquency rate - including nonperforming	1.10%	1.23%	0.81%	1.01%	0.97%

Delinquency rate - excluding nonperforming	0.30%	0.45%	0.40%	0.59%	0.32%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$10,299	$10,389	$10,137	$10,332	$9,014

Charge-offs	(1,385)	(2,581)	(1,546)	(1,858)	(1,611)

Recoveries	208	186	112	72	31

Net (charge-offs) / recoveries	(1,177)	(2,395)	(1,434)	(1,786)	(1,580)

Provision for loan and lease losses	1,302	2,305	1,686	1,591	2,898

Balance, end of period	$10,424	$10,299	$10,389	$10,137	$10,332

Allowance for loan and lease losses / loans and lease	1.18%	1.16%	1.18%	1.13%	1.15%
Allowance for loan and lease losses / nonperforming loans and leases	146.7%	148.5%	283.9%	253.7%	177.9%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

December 31, 2009

(unaudited)

For the period and period end:	2009 4Q	2009 3Q	2009 2Q	2009 1Q	2008 4Q
Selected ratios (annualized):

Return on average assets	0.87%	0.89%	0.83%	0.92%	0.35%
Return on average shareholders’ equity	10.22%	10.39%	10.11%	11.54%	4.23%
Yield on loans and leases*	5.75%	5.79%	5.84%	5.85%	6.06%
Yield on interest earning assets*	4.99%	5.09%	5.13%	5.37%	5.63%
Cost of interest bearing funds	1.45%	1.73%	1.94%	2.15%	2.42%
Net interest margin*	3.85%	3.72%	3.59%	3.62%	3.63%
Book value per share	$11.72	$11.62	$11.33	$10.99	$10.76
Tangible book value per share	$10.40	$10.44	$10.15	$9.78	$9.55
Period end shares outstanding	8,866,420	8,783,130	8,781,079	8,615,296	8,592,259

Selected data:

Mortgage loans originated	$34,975	$35,025	$125,090	$96,523	$25,826
Mortgage loans sold - servicing retained	$31,503	$29,577	$112,608	$93,071	$10,653
Mortgage loans sold - servicing released	$1,335	$3,474	$188	$1,225	$5,837
Mortgage loans serviced for others	$514,875	$499,503	$490,202	$411,493	$350,199

Total Wealth assets under management / administration / supervision / brokerage (1)	$2,871,143	$2,710,867	$2,264,029	$1,959,131	$2,146,399

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands, except per share data)

December 31, 2009

(unaudited)

	2009 Year-to-date	2008 Year-to-date

Selected ratios (annualized):

Return on average assets	0.88%	0.89%
Return on average shareholders’ equity	10.55%	10.01%
Yield on loans and leases*	5.81%	6.27%
Yield on interest earning assets*	5.14%	5.98%
Cost of interest bearing funds	1.81%	2.63%
Net interest margin*	3.70%	3.84%

Selected data:

Mortgage loans originated	$291,613	$109,219
Mortgage loans sold - servicing retained	$266,759	$43,575
Mortgage loans sold - servicing released	$6,222	$34,259

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.

Investment Portfolio ($’s in thousands)	As of December 31, 2009			As of December 31, 2008

SECURITY DESCRIPTION	Amortized Cost	Fair Value	Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Unrealized Gain / (Loss)

U. S. government agency securities	$85,462	$85,061	$(401)	$10,999	$11,170	$171

State, county & municipal securities	24,859	25,024	165	7,072	7,096	24

FNMA/FHLMC mortgage backed securities	49,318	50,952	1,634	78,054	79,660	1,606

GNMA mortgage backed securities	8,607	8,718	111	—	—	—

Foreign debt securities	1,500	1,499	(1)	950	950	—

Bond - mutual funds	36,943	36,970	27	—	—	—

Corporate bonds	—	—	—	10,180	9,453	(727)

Total Investment Portfolio	$206,689	$208,224	$1,535	$107,255	$108,329	$1,074

Capital Ratios

	Regulatory Minimum To Be Well Capitalized	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008

Bryn Mawr Trust Company Consolidated

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.06%	8.91%	8.71%	8.56%	8.49%
Total (Tier II) Capital to RWA	10.00%	12.20%	12.06%	11.89%	11.02%	10.98%
Tier I Leverage Ratio	5.00%	8.03%	7.98%	7.72%	7.68%	7.70%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	9.41%	9.36%	9.27%	8.96%	8.81%
Total (Tier II) Capital to RWA	10.00%	12.53%	12.49%	12.43%	11.41%	11.29%
Tier I Leverage Ratio	5.00%	8.35%	8.39%	8.22%	8.05%	8.03%
Common Equity Ratio		8.39%	8.54%	8.29%	8.10%	8.03%
Tangible Common Equity Ratio		7.51%	7.74%	7.43%	7.20%	7.13%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

December 31, 2009

(unaudited)

Balance Sheet

For the period ended:	Dec 31, 2009	Sept 30, 2009	June 30, 2009	Mar 31, 2009	Dec 31, 2008
Assets

Interest bearing deposits with banks	$58,472	$48,351	$51,455	$30,283	$45,100
Fed funds sold	—	—	—	—	—
Money market funds	9,175	18,140	38,252	72,433	5,109

Trading securities	—	5,316	5,105	—	—
Investment securities - AFS	208,224	168,754	153,738	106,191	108,329

Total investment securities	208,224	174,070	158,843	106,191	108,329

Loans held for sale	3,007	4,133	6,837	2,896	3,024

Portfolio loans:
Consumer	12,717	11,412	10,603	8,396	8,518
Commercial & industrial	233,288	237,340	224,355	237,440	236,469
Commercial mortgages	265,023	256,293	257,246	256,631	249,730
Construction	38,444	37,221	40,829	43,746	58,446
Residential mortgages	110,653	118,098	120,475	124,552	132,536
Home equity lines & loans	177,863	174,273	168,592	165,044	154,576
Leases	47,751	51,842	55,538	57,668	59,302

Total portfolio loans and leases	885,739	886,479	877,638	893,477	899,577

Earning assets	1,164,617	1,131,173	1,133,025	1,105,280	1,061,139

Cash and due from banks	11,670	9,381	11,260	9,342	18,776
Allowance for loan and lease losses	(10,424)	(10,299)	(10,389)	(10,137)	(10,332)
Bank owned life insurance	—	—	—	—	15,585
Intangible assets	11,722	10,322	10,399	10,476	10,358
FHLB stock	7,916	7,916	7,916	7,916	7,916
Other assets	53,320	47,032	47,330	46,940	47,904

Total assets	$1,238,821	$1,195,525	$1,199,541	$1,169,817	$1,151,346

Liabilities and shareholders’ equity

Interest-bearing checking	$151,432	$128,551	$132,531	$132,354	$135,513
Money market	229,836	209,574	172,850	171,986	142,707
Savings	101,719	98,189	98,545	83,834	54,333
IND / IDC deposits	52,174	54,104	20,625	29,541	30,185
Wholesale deposits	36,118	64,679	88,119	86,746	120,761
Time deposits	153,705	176,388	200,174	205,164	211,542

Interest-bearing deposits	724,984	731,485	712,844	709,625	695,041

Non-interest bearing deposits	212,903	167,991	181,153	177,153	174,449

Total deposits	937,887	899,476	893,997	886,778	869,490

Subordinated debt	22,500	22,500	22,500	15,000	15,000
Borrowed funds	144,826	147,386	149,925	152,442	154,939
Mortgage payable	2,062	2,076	2,090	—	—
Other liabilities	27,610	22,040	31,539	20,899	19,504
Shareholders’ equity	103,936	102,047	99,490	94,698	92,413

Total liabilities and shareholders’ equity	$1,238,821	$1,195,525	$1,199,541	$1,169,817	$1,151,346

Balance Sheet (average)
	2009 4Q	2009 3Q	2009 2Q	2009 1Q	2008 4Q
Assets

Interest bearing deposits with banks	$52,958	$33,560	$23,588	$29,434	$45,503
Fed funds sold	—	—	—	2,222	272
Money market funds	14,334	28,877	70,933	40,903	10,713
Trading securities	1,502	5,189	2,436
Investment securities	182,925	160,365	128,528	108,413	105,902
Loans held for sale	4,441	5,307	6,219	6,478	2,814
Portfolio loans and leases	882,956	881,519	886,180	897,215	886,793

Earning assets	1,139,116	1,114,817	1,117,884	1,084,665	1,051,997

Cash and due from banks	11,713	11,191	10,386	11,706	13,882
Allowance for loan and lease losses	(10,557)	(10,529)	(10,242)	(10,353)	(9,085)
Bank owned life insurance	—	—	—	6,753	15,585
Intangible assets	10,305	10,367	10,443	10,399	5,824
Other assets	53,825	53,617	53,924	52,022	51,677

Total assets	$1,204,402	$1,179,463	$1,182,395	$1,155,192	$1,129,880

Liabilities and shareholders’ equity

Interest-bearing checking	$139,494	$132,436	$138,904	$133,955	$133,654
Money market	218,691	189,768	171,378	160,372	139,564
Savings	93,687	94,778	85,035	74,590	61,684
IND / IDC deposits	53,617	27,790	25,057	29,287	29,339
Wholesale deposits	56,447	74,347	99,371	103,562	123,905
Time deposits	162,300	192,275	198,221	207,964	213,004

Interest-bearing deposits	724,236	711,394	717,966	709,730	701,150

Non-interest bearing deposits	185,133	172,257	171,918	160,295	143,897

Total deposits	909,369	883,651	889,884	870,025	845,047

Subordinated debt	22,500	22,500	20,934	15,000	15,000
Borrowed funds	145,994	148,632	151,109	154,114	156,023
Mortgage payable	2,070	2,085	1,614	—	—
Other liabilities	22,150	22,602	21,714	23,559	19,128
Shareholders’ equity	102,319	99,993	97,140	92,494	94,682

Total liabilities and shareholders’ equity	$1,204,402	$1,179,463	$1,182,395	$1,155,192	$1,129,880

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data (GAAP)

(Dollars in thousands)

December 31, 2009

(unaudited)

Balance Sheet (average)

	2009 Year-to-date	2008 Year-to-date
Assets

Interest bearing deposits with banks	$34,946	$18,678
Fed funds sold	548	5,616
Money market funds	38,662	3,445
Trading securities	2,294	—
Investment securities	145,304	94,478
Loans held for sale	5,611	3,147
Portfolio loans and leases	886,907	848,605

Earning assets	1,114,272	973,969

Cash and due from	11,249	15,780
Allowance for loan and lease losses	(10,421)	(8,613)
Intangible assets	10,378	2,711
Bank owned life insurance	1,665	15,579
FHLB stock	7,916	7,916
Other assets	45,436	38,336

Total assets	$1,180,495	$1,045,678

Liabilities and shareholders’ equity

Interest-bearing checking	$136,202	$137,373
Money market	185,225	130,614
Savings	87,096	47,216
IND / IDC deposits	33,988	10,088
Wholesale deposits	83,277	133,882
Time deposits	190,071	194,739

Interest-bearing deposits	715,859	653,912

Non-interest bearing deposits	172,469	143,924

Total deposits	888,328	797,836

Subordinated debt	20,260	5,934
Borrowed funds	149,936	130,490
Mortgage payable	1,450	—
Other liabilities	22,502	18,243
Shareholders’ equity	98,019	93,175

Total liabilities and shareholders’ equity	$1,180,495	$1,045,678

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

	4th Quarter 2009			3rd Quarter 2009			2nd Quarter 2009			1st Quarter 2009			4th Quarter 2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$52,958	$30	0.22%	$33,560	$14	0.17%	$23,588	$12	0.20%	$29,434	$17	0.23%	$45,503	$62	0.54%
Federal funds sold	—	—	—	—	—	—	—	—	—	2,222	1	0.18%	272	1	1.46%
Money market funds	14,334	9	0.25%	28,877	26	0.36%	70,933	80	0.45%	40,903	82	0.81%	10,713	8	0.30
Investment securities available for sale:
Taxable	159,015	1,144	2.85%	144,073	1,079	2.97%	116,968	1,058	3.63%	98,240	1,116	4.61%	98,966	1,193	4.80%
Tax-exempt	25,412	278	4.34%	21,481	236	4.36%	13,996	155	4.44%	10,173	107	4.27%	6,936	85	4.88%

Investment securities available for sale	184,427	1,422	3.06%	165,554	1,315	3.15%	130,964	1,213	3.72%	108,413	1,223	4.58%	105,902	1,278	4.80%

Loans and leases *	887,397	12,860	5.75%	886,826	12,943	5.79%	892,399	12,999	5.84%	903,693	13,035	5.85%	889,607	13,551	6.06%

Total interest earning assets	1,139,116	14,321	4.99%	1,114,817	14,298	5.09%	1,117,884	14,304	5.13%	1,084,665	14,358	5.37%	1,051,997	14,900	5.63%

Cash and due from banks	11,713			11,191			10,386			11,706			13,882
Less allowance for loan and lease losses	(10,557)			(10,529)			(10,242)			(10,353)			(9,085)
Other assets	64,130			63,984			64,367			69,174			73,086

Total assets	$1,204,402			$1,179,463			$1,182,395			$1,155,192			$1,129,880

Liabilities:

Savings, NOW and market rate deposits	$451,873	$752	0.66%	$416,982	$729	0.69%	$395,317	$798	0.81%	$368,917	$816	0.90%	$334,902	$932	1.11%
IND / IDC deposits	53,617	60	0.44%	27,790	37	0.53%	25,057	24	0.38%	29,287	28	0.39%	29,339	53	0.72%
Wholesale deposits	56,446	278	1.95%	74,347	428	2.28%	99,371	592	2.39%	103,562	785	3.07%	123,905	1,016	3.26%
Time deposits	162,300	681	1.66%	192,275	1,094	2.26%	198,221	1,316	2.66%	207,964	1,554	3.03%	213,004	1,725	3.22%

Total interest-bearing deposits	724,236	1,771	0.97%	711,394	2,288	1.28%	717,966	2,730	1.53%	709,730	3,183	1.82%	701,150	3,726	2.11%

Subordinated debt	22,500	282	4.97%	22,500	299	5.27%	20,934	306	5.86%	15,000	221	5.98%	15,000	257	6.82%
Mortgage payable	2,070	29	5.56%	2,085	30	5.71%	1,614	23	5.72%	—	—	—	—	—	—
Borrowed funds	145,995	1,184	3.22%	148,632	1,239	3.31%	151,109	1,251	3.32%	154,114	1,263	3.32%	156,023	1,324	3.38%

Total interest-bearing liabilities	894,801	3,266	1.45%	884,611	3,856	1.73%	891,623	4,310	1.94%	878,844	4,667	2.15%	872,173	5,307	2.42%

Noninterest-bearing deposits	185,133			172,257			171,918			160,295			143,897
Other liabilities	22,149			22,602			21,714			23,559			19,128

Total noninterest-bearing liabilities	207,282			194,859			193,632			183,854			163,025

Total liabilities	1,102,083			1,079,470			1,085,255			1,062,698			1,035,198

Shareholders’ equity	102,319			99,993			97,140			92,494			94,682

Total liabilities and shareholders’ equity	$1,204,402			$1,179,463			$1,182,395			$1,155,192			$1,129,880

Interest income to earning assets			4.99%			5.09%			5.13%			5.37%			5.63%

Net interest spread			3.54%			3.36%			3.19%			3.22%			3.21%
Effect of noninterest-bearing sources			0.31%			0.36%			0.40%			0.40%			0.42%

Net interest income/ margin on earning assets		$11,055	3.85%		$10,442	3.72%		$9,994	3.59%		$9,691	3.62%		$9,593	3.63%

Tax equivalent adjustment		$130	0.04%		$112	0.02%		$82	0.02%		$65	0.02%		$62	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields

For the Twelve months ended December 31,

	2009			2008
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$34,946	$74	0.21%	$18,678	$145	0.78%
Federal funds sold	548	1	0.18%	5,616	136	2.42%
Money market funds	38,662	197	0.51%	3,445	19	0.55%
Investment securities available for sale:
Taxable	129,780	4,398	3.39%	86,940	4,127	4.75%
Tax-exempt	17,818	776	4.36%	7,538	364	4.83%

Investment securities available for sale	147,598	5,174	3.51%	94,478	4,491	4.75%

Loans and leases *	892,518	51,835	5.81%	851,752	53,410	6.27%

Total interest earning assets	1,114,272	57,281	5.14%	973,969	58,201	5.98%

Cash and due from banks	11,249			15,780
Less allowance for loan and lease losses	(10,421)			(8,613)
Other assets	65,395			64,542

Total assets	$1,180,495			$1,045,678

Liabilities:

Savings, NOW and market rate deposits	$408,523	$3,094	0.76%	$315,203	$3,642	1.16%
IND / IDC deposits	33,988	148	0.44%	10,088	111	1.10%
Wholesale deposits	83,277	2,084	2.50%	133,882	5,498	4.11%
Time deposits	190,071	4,644	2.44%	194,739	6,791	3.49%

Total interest-bearing deposits	715,859	9,970	1.39%	653,912	16,042	2.45%

Subordinated debt	20,260	1,108	5.47%	5,934	408	6.88%
Mortgage payable	1,450	82	5.66%	—	—	—
Borrowed funds	149,937	4,939	3.29%	130,490	4,346	3.33%

Total interest-bearing liabilities	887,506	16,099	1.81%	790,336	20,796	2.63%

Noninterest-bearing deposits	172,468			143,924
Other liabilities	22,502			18,243

Total noninterest-bearing liabilities	194,970			162,167

Total liabilities	1,082,476			952,503

Shareholders’ equity	98,019			93,175

Total liabilities and shareholders’ equity	$1,180,495			$1,045,678

Interest income to earning assets			5.14%			5.98%

Net interest spread			3.33%			3.35%
Effect of noninterest-bearing sources			0.37%			0.49%

Net interest income/ margin on earning assets		$41,182	3.70%		$37,405	3.84%

Tax equivalent adjustment		$389	0.04%		$267	0.03%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.